As filed with the Securities and Exchange Commission on November 8, 1995
                                               Registration No. 33-63697


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                     ____________________________
                    POST-EFFECTIVE AMENDMENT NO. 1
                                  TO
                               FORM S-3
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                     ____________________________

                         IONICS, INCORPORATED
        (Exact name of registrant as specified in its charter)

   Massachusetts                                  04-2068530
(State or other jurisdic-                      (I.R.S. Employer
tion of incorporation                         Identification No.)
or organization)


                     _____________________________
                            65 Grove Street
                    Watertown, Massachusetts  02172
          (Address, including zip code, and telephone number,
   including area code of registrant's Principal Executive Offices)
                     _____________________________

                             Stephen Korn
                  Vice President and General Counsel
                         Ionics, Incorporated
                            65 Grove Street
                    Watertown, Massachusetts  02172
s                           (617) 926-2500
            (Name, address and telephone number, including
                   area code, of agent for service)
                    ______________________________

                             Total of Sequentially Numbered Pages: 4
                      Exhibit Index on Sequentially Numbered Page:


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    The Registrant hereby withdraws from registration under this
Registration Statement 20,321 of the 165,000 shares of Common Stock originally registered hereunder. The final prospectus covered the sale of 144,679 shares by the Selling Shareholders, which number was calculated based on the average of the last sales prices of the Common Stock as quoted on the New York Stock Exchange over the ten trading days prior to the day before the closing of the transaction in which the Selling Shareholders acquired their shares.







































                                  -2-
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                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Watertown, Commonwealth of Massachusetts on November 8, 1995.

                           IONICS, INCORPORATED

                           By: /S/Arthur L. Goldstein
                           Arthur L. Goldstein, Chairman of the Board,
                           President and Chief Executive Officer



































                                 -3-
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      Pursuant to the requirements of the Securities Act of 1933, this
Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                       Title                 Date

/s/Arthur L. Goldstein          Chairman of the Board,   November 8, 1995
Arthur L. Goldstein             President and Chief
                                Executive Officer
                                (Principal Executive Officer)

/s/Robert J. Halliday           Vice President,          November 8, 1995
Robert J. Halliday              Finance and
                                and Chief Financial Officer
                                (Principal Financial
                                and Accounting Officer)

/s/William L. Brown*            Director                 November 8, 1995
William L. Brown

/s/Arnaud de Vitry d'Avaucourt* Director                 November 8, 1995
Arnaud de Vitry d'Avaucourt

/s/Lawrence E. Fouraker*        Director                 November 8, 1995
Lawrence E. Fouraker

/s/Samuel A. Goldblith*         Director                 November 8, 1995
Samuel A. Goldblith

/s/Kachig Kachadurian*          Director                 November 8, 1995
Kachig Kachadurian

/s/William E. Katz*             Director                 November 8, 1995
William E. Katz

/s/Robert B. Luick*             Director                 November 8, 1995
Robert B. Luick

/s/John J. Shields*             Director                 November 8, 1995
John J. Shields

/s/Carl S. Sloane*              Director                 November 8, 1995
Carl S. Sloane

/s/Mark S. Wrighton*            Director                 November 8, 1995
Mark S. Wrighton

/s/Allen S. Wyett*              Director                 November 8, 1995
Allen S. Wyett

*By:/s/Stephen Korn
    Stephen Korn
    Attorney-in-fact
                                   -4-
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